Exhibit 8.1

LIST OF SIGNIFICANT SUBSIDIARIES

Beijing Huarui Aircraft Components Maintenance and Services Co., a 100%-owned subsidiary organized in China.

RADA Technologies LLC, a 75%-owned subsidiary in Maryland.